Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Second Quarter 2013 Financial Results Contact: Bill Hensel, 404-479-2886

Invesco Mortgage Capital Inc. Results for Three Months Ended June 30, 2013

Net income of $140.3 million or $1.03 per common share
Core earnings of $79.8 million or $0.59 per common share *
Book Value of $17.88 per common share

Atlanta – July 31, 2013 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced results for the quarter ended June 30, 2013.

“For the second quarter, we earned $1.03 per share on a GAAP basis and core earnings of $0.59 per share, which allowed us to maintain our $0.65 dividend,” said Richard King, President and CEO.  “We believe our diversified portfolio and hedging strategy helped reduce the impact that rising interest rates had on our book value.  We continue to position our portfolio for a rising rate environment and took additional steps last quarter to increase our hedging, reduce exposure to Agency RMBS and add credit assets.”

($ in millions, except per share amounts)
	Q2 ‘13	Q1 ‘13
	(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$21,614.6	$19,985.0
Average borrowed funds	19,139.2	17,238.0
Average equity	$2,774.4	$2,708.5

Interest income	$175.7	$160.5
Interest expense	79.5	67.6
Net interest income	96.2	92.9
Other income	61.3	6.7
Operating expenses	13.9	11.9
Net income	143.1	87.7
Preferred dividend	2.7	2.7
Net income after preferred dividend	$140.3	$85.0

Average portfolio yield	3.25%	3.21%
Average cost of funds	1.66%	1.57%
Debt to equity ratio	7.6	6.4
Return on average equity	20.23%	12.55%
Book value per common share (diluted)	$17.88	$20.42
Earnings per common share (basic)	$1.03	$0.65
Core earnings per common share *	$0.59	$0.62
Dividend per common share	$0.65	$0.65
Dividend per preferred share	$0.4844	$0.4844

* Core earnings is a non-GAAP financial measure. See the section on non-GAAP financial information for important disclosures and a reconciliation to the most comparable U.S. GAAP measure to core earnings.

Financial Summary

As of June 30, 2013, the Company’s portfolio of mortgage-backed securities (“MBS”) was $19.8 billion, a decrease of $1.4 billion from March 31, 2013.  The Company’s portfolio of consolidated residential loans was $1.6 billion as of June 30, 2013, an increase of $1.2 billion from March 31, 2013.  For the quarter ended June 30, 2013, average earning assets were $21.6 billion, representing an increase of $1.6 billion from March 31, 2013.  The portfolio generated interest income of $175.7 million during the three months ended June 30, 2013, which reflects an increase of $15.2 million from the three months ended March 31, 2013.

For the quarter ended June 30, 2013, the Company had average borrowings of approximately $19.1 billion and interest expense, including cost of hedging, of $79.5 million, compared to $17.2 billion and $67.6 million, respectively, for the first quarter of 2013.  Our average cost of funds was 1.66% and 1.57% for the second quarter and first quarter, respectively.

Operating expenses for the second quarter of 2013 totalled $13.9 million, compared to $11.9 million for the first quarter.  The ratio of operating expenses to average equity for the second quarter was 2.0%, which was an increase of 24 basis points from the first quarter.

The Company declared a common stock dividend of $0.65 per share for the second quarter of 2013.  The dividend was paid on July 26, 2013.

The Company declared a preferred stock dividend of $0.4844 per share for the second quarter of 2013.  The dividend was paid on July 25, 2013.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management company.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, August 1, 2013, at 8:30 a.m. ET, by calling one of the following numbers:

US/Canada Toll Free:  888-942-8507
International:  1-415-228-4839
Passcode:  Invesco

An audio replay will be available until 5:00 pm ET on August 15, 2013 by calling:

1-800-456-0470 (North America) or 402-220-2193 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice.  We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
$ in thousands, except per share data	2013	2012	2013	2012

Interest income
Mortgage-backed securities	168,736	139,004	329,080	280,964
Residential loans	6,889	-	7,026	-
Commercial loans	60	-	60	-
Total interest income	175,685	139,004	336,166	280,964
Interest expense
Repurchase agreements	68,463	56,700	134,792	111,985
Exchangeable senior note	5,622	-	6,782	-
Asset-backed securities issued	5,377	-	5,456	-
Total interest expense	79,462	56,700	147,030	111,985
Net interest income	96,223	82,304	189,136	168,979
Provision for loan losses	663	-	663	-
Net interest income after provision for loan losses	95,560	82,304	188,473	168,979

Other income
Gain on sale of investments, net	5,692	6,098	12,404	12,143
Equity in earnings and fair value change in unconsolidated
ventures	2,157	1,961	3,747	2,970
Realized and unrealized gain (loss) on interest rate swaps and swaptions	53,314	(1,533)	51,311	(2,043)
Realized and unrealized credit default swap income	180	690	531	1,347
Total other income	61,343	7,216	67,993	14,417

Expenses
Management fee – related party	10,807	8,681	21,161	17,320
General and administrative	3,043	1,045	4,587	2,174
Total expenses	13,850	9,726	25,748	19,494
Net income	143,053	79,794	230,718	163,902
Net income attributable to non-controlling interest	1,493	973	2,455	1,999
Net income attributable to Invesco Mortgage Capital Inc.	141,560	78,821	228,263	161,903
Dividends to preferred shareholders	2,713	-	5,425	-
Net income attributable to common shareholders	138,847	78,821	222,838	161,903

Earnings per share:
Net income attributable to common shareholders
(basic)	1.03	0.68	1.69	1.40
(diluted)	0.95	0.68	1.61	1.40
Dividends declared per common share	0.65	0.65	1.30	1.30

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

$ in thousands, except per share amounts	As of
	June 30,	December 31,
ASSETS	2013	2012

	(Unaudited)

Mortgage-backed securities, at fair value	19,806,158	18,470,563
Residential loans, held-for-investment, net of loan loss reserve	1,553,006	-
Commercial loans, held-for-investment, net of loan loss reserve	8,954	-
Cash and cash equivalents	169,777	286,474
Investment related receivable	902,228	41,429
Investments in unconsolidated ventures, at fair value	36,415	35,301
Accrued interest receivable	77,968	62,977
Derivative assets, at fair value	257,110	6,469
Deferred securitization and financing costs	14,812	-
Other investments	10,000	10,000
Other assets	2,149	1,547
Total assets (1)	22,838,577	18,914,760

LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	17,878,893	15,720,460
Asset-backed securities issued	1,432,008	-
Exchangeable senior notes	400,000	-
Derivative liability, at fair value	304,289	436,440
Dividends and distributions payable	91,528	79,165
Investment related payable	19,340	63,715
Accrued interest payable	23,594	15,275
Collateral held payable	91,368	-
Accounts payable and accrued expenses	2,160	877
Due to affiliate	11,902	9,308
Total liabilities (1)	20,255,082	16,325,240

Equity:
Preferred Stock: par value $0.01 per share, 50,000,000 shares authorized; 7.75% series A cumulative redeemable, $25 liquidation preference, 5,600,000 shares issued and outstanding at June 30, 2013
and December 31, 2012, respectively	135,356	135,362
Common Stock: par value $0.01 per share, 450,000,000 shares
authorized; 135,215,860 and 116,195,500 shares issued and
outstanding at June 30, 2013 and December 31, 2012, respectively	1,352	1,162
Additional paid in capital	2,712,605	2,316,290
Accumulated other comprehensive income	(359,519)	86,436
Retained earnings	66,387	18,848
Total shareholders’ equity	2,556,181	2,558,098
Non-controlling interest	27,314	31,422
Total equity	2,583,495	2,589,520

Total liabilities and equity	22,838,577	18,914,760

(1) Our consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and  liabilities of the VIEs for which creditors do not have recourse to the primary beneficiary (IAS Asset I LLC, an indirect subsidiary of Invesco Mortgage Capital, Inc.).  At June 30, 2013 and December 31, 2012, total assets of the consolidated VIEs were $1,561,001 and $0 respectively, and total liabilities of the consolidated VIEs were $1,435,948 and $0 respectively.

Non-GAAP Financial Information

In addition to the results presented in accordance with GAAP, this release contains the non-GAAP financial measure of “core earnings”.  The Company’s management uses core earnings in its internal analysis of results and believes this information is useful to investors for the reasons explained below.

We calculate core earnings as GAAP net income attributable to common shareholders excluding gain/loss on sale of investments and realized and unrealized gain/loss on interest rate swaps and swaptions.  The Company records changes in the valuation of its investment portfolio and certain interest rate swaps in other comprehensive income.  In addition, the Company uses swaptions that do not qualify under GAAP for inclusion in other comprehensive income and, as such, the changes in valuation are recorded in the period in which they occur.  For internal portfolio analysis, the Company’s management deducts these gains and losses from GAAP net income to provide a consistent view of investment portfolio performance across reporting periods.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses.  As such, the Company believes that the disclosure of core earnings is useful to its investors.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flow from operating activities (determined in accordance with GAAP), a measure of our liquidity, or an indication of amounts available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating core earnings may differ from those employed by other companies for a similarly described measure and, therefore, may not be comparable.

Reconciliation of Net Income Attributable to Common Shareholders to Core Earnings

	Three Months ended		Six Months ended
	June 30,		June 30,
$ in thousands, except per share data	2013	2012	2013	2012

Net income attributable to common shareholders	138,847	78,821	222,838	161,903
Adjustments
(Gain) loss on sale of investments, net	(5,692)	(6,098)	(12,404)	(12,143)
Realized (gain) loss on interest rate swaps and swaptions	(27,159)	-	(27,159)	-
Unrealized (gain) loss on interest rate swaps and swaptions	(26,155)	1,533	(24,152)	2,043
Total adjustments	(59,006)	(4,565)	(63,715)	(10,100)
Core earnings	79,841	74,256	159,123	151,803

Earnings per common share (basic)	1.03	0.68	1.69	1.40
Core earnings per share attributable to common shareholders	0.59	0.64	1.21	1.32

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of June 30, 2013:

							Period-
						Net	end	Quarterly
		Unamortized		Unrealized		Weighted	Weighted	Weighted
	Principal	Premium	Amortized	Gain/	Fair	Average	Average	Average
$ in thousands	Balance	(Discount)	Cost	(Loss), net	Value	Coupon (1)	Yield (2)	Yield (3)
Agency RMBS:
15 year fixed-rate	1,838,463	95,923	1,934,386	22,062	1,956,448	4.03%	2.23%	2.17%
30 year fixed-rate	10,181,259	674,996	10,856,255	(294,830)	10,561,425	3.92%	2.76%	2.77%
ARM	66,156	1,995	68,151	618	68,769	3.33%	2.38%	2.39%
Hybrid ARM	425,550	9,778	435,328	4,842	440,170	3.15%	2.40%	2.41%
Total Agency pass-through	12,511,428	782,692	13,294,120	(267,308)	13,026,812	3.91%	2.67%	2.67%

Agency-CMO(4)	1,549,436	(1,042,298)	507,138	4,338	511,476	2.83%	2.91%	1.84%
Non-Agency RMBS(5)	4,376,621	(629,749)	3,746,872	3,556	3,750,428	3.85%	3.71%	4.54%
CMBS(6)	4,536,954	(2,021,524)	2,515,430	2,012	2,517,442	3.44%	4.64%	4.72%
Total	22,974,439	(2,910,879)	20,063,560	(257,402)	19,806,158	3.73%	3.12%	3.25%

(1) Net weighted average coupon (“WAC”) as of June 30, 2013 is presented net of servicing and other fees.
(2) Average yield based on amortized costs as of June 30, 2013 and incorporates future prepayment and loss assumptions.
(3) Average yield based on average amortized costs for the three months ended June 30, 2013 and incorporates future prepayment and loss assumptions.
(4) Included in the Agency-CMO are interest-only securities which represent 17.6% of the balance based on fair value.
(5) The non-Agency RMBS held by the Company is 62.1% variable rate, 34.2% fixed rate, and 3.7% floating rate based on fair value.
(6) Included in the CMBS are interest-only securities and commercial real estate mezzanine loan pass-through certificates which represent 8% and 2% of the balance based on fair value, respectively.

Constant Prepayment Rates (CPR)

The CPR of our portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. Our Agency and non-Agency RMBS had a weighted average CPR of 12.6 and 12.5 for the three months ended June 30, 2013 and March 31, 2013, respectively. The table below shows the three month CPR for our RMBS compared to bonds with similar characteristics (“Cohorts”).

	June 30, 2013		March 31, 2013
	Company	Cohorts	Company	Cohorts

15 year Agency RMBS	19.5	27.8	18.5	27.5
30 year Agency RMBS	9.5	15.8	9.5	19.5
Agency Hybrid ARM RMBS	22.8	NA	25.6	NA
Non-Agency RMBS	15.5	NA	15.5	NA
Overall	12.6	NA	12.5	NA

Borrowings

The following table summarizes the Company’s borrowings by type of investment as of June 30, 2013 and December 31, 2012:

$ in thousands	June 30, 2013			December 31, 2012
			Weighted			Weighted
		Weighted	Average		Weighted	Average
		Average	Remaining		Average	Remaining
	Amount	Interest	Maturity	Amount	Interest	Maturity
	Outstanding	Rate	(days)	Outstanding	Rate	(days)
Agency RMBS	12,901,076	0.38%	18	11,713,565	0.48%	16
Non-Agency RMBS	2,954,836	1.53%	44	2,450,960	1.75%	23
CMBS	2,022,981	1.43%	21	1,555,935	1.51%	18
Exchangeable Senior Notes	400,000	5.00%	1,719	-	-%	-
Total	18,278,893	0.79%	59	15,720,460	0.78%	17

Interest Rate Hedges

The following table summarizes our hedging activity as of June 30, 2013:

$ in thousands				Fixed Interest Rate
Counterparty		Notional	Maturity Date	in Contract
SunTrust Bank		100,000	7/15/2014	2.79%
Deutsche Bank AG		200,000	1/15/2015	1.08%
Deutsche Bank AG		250,000	2/15/2015	1.14%
Credit Suisse International		100,000	2/24/2015	3.26%
Credit Suisse International		100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.		100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.		50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, LLC		300,000	1/24/2016	2.12%
The Bank of New York Mellon		300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC		300,000	4/5/2016	2.48%
Citibank, N.A.		300,000	4/15/2016	1.67%
Credit Suisse International		500,000	4/15/2016	2.27%
The Bank of New York Mellon		500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.		500,000	5/15/2016	2.31%
Goldman Sachs Bank USA		500,000	5/24/2016	2.34%
Goldman Sachs Bank USA		250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.		250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.		500,000	6/24/2016	2.51%
Citibank, N.A.		500,000	10/15/2016	1.93%
Deutsche Bank AG		150,000	2/5/2018	2.90%
ING Capital Markets LLC		350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC		100,000	4/5/2018	3.10%
ING Capital Markets LLC		300,000	5/5/2018	0.79%
JPMorgan Chase Bank, N.A.		200,000	5/15/2018	2.93%
UBS AG		500,000	5/24/2018	1.10%
ING Capital Markets LLC		400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc	(1)	500,000	9/5/2018	1.04%
CME Clearing House	(8)(9)	300,000	2/5/2021	2.69%
CME Clearing House	(8)(9)	300,000	2/5/2021	2.50%
Wells Fargo Bank, N.A.		200,000	3/15/2021	3.14%
Citibank, N.A.		200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(7)	550,000	2/24/2022	2.45%
The Royal Bank of Scotland Plc	(6)	400,000	3/15/2023	2.39%
UBS AG	(6)	400,000	3/15/2023	2.51%
HSBC Bank USA, National Association		250,000	6/5/2023	1.91%
HSBC Bank USA, National Association	(2)	250,000	7/5/2023	1.97%
The Royal Bank of Scotland Plc	(3)	500,000	8/15/2023	1.98%
UBS AG	(5)	250,000	11/15/2023	2.23%
HSBC Bank USA, National Association	(4)	500,000	12/15/2023	2.20%
Total		12,200,000		2.09%
(1) Forward start date of September 2013
(2) Forward start date of July 2013
(3) Forward start date of August 2013
(4) Forward start date of December 2013
(5) Forward start date of November 2013
(6) Forward start date of March 2015
(7) Forward start date of February 2015 (8) Forward start date of February 2016
(9) Beginning June 10, 2013, regulations promulgated under The Dodd-Frank Wall Street Reform and Consumer Protection Act mandate that the Company clear new interest rate swap transactions through a central counterparty. Transactions that are centrally cleared result in the Company facing a clearing house, rather than a swap dealer, as counterparty.  Central clearing requires the Company to post collateral in the form of initial and variation margin to the clearinghouse which reduces default risk.

Average Balances

The following table shows the average balances for the three months and six months ended June 30, 2013 and 2012:

	Three Months ended		Six Months ended
	June 30,		June 30,
$ in thousands	2013	2012	2013	2012
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,949,617	2,366,226	1,997,076	2,413,817
30 year fixed-rate, at amortized cost	11,524,578	7,781,391	11,512,548	7,392,538
ARM, at amortized cost	69,149	170,816	83,227	174,048
Hybrid ARM, at amortized cost	447,599	1,256,542	487,269	1,362,295
MBS-CMO, at amortized cost	505,811	451,226	504,182	423,664
Non-Agency RMBS, at amortized cost	3,815,772	2,305,605	3,530,088	2,342,487
CMBS, at amortized cost	2,491,250	1,263,334	2,275,552	1,238,748
Residential Loans, at amortized cost	807,876	-	415,132	-
Commercial Loans, at amortized cost	2,919	-	2,919	-
Average MBS and Residential Loans portfolio	21,614,571	15,595,140	20,807,993	15,347,597

Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.17%	2.67%	2.18%	2.69%
30 year fixed-rate	2.77%	3.24%	2.81%	3.38%
ARM	2.39%	2.71%	2.24%	2.59%
Hybrid ARM	2.41%	2.80%	2.37%	2.69%
MBS - CMO	1.84%	2.52%	1.65%	2.21%
Non-Agency RMBS	4.54%	5.25%	4.58%	5.51%
CMBS	4.72%	5.42%	4.73%	5.50%
Residential Loans	3.41%	n/a	3.38%	n/a
Commercial loans	11.21%	n/a	11.21%	n/a
Average MBS portfolio	3.25%	3.57%	3.23%	3.66%

Average Borrowings*:
Agency RMBS	13,185,918	10,862,133	13,063,927	10,590,714
Non-Agency RMBS	2,815,765	1,667,755	2,669,977	1,727,824
CMBS	1,989,660	919,852	1,832,302	894,978
Exchangeable senior notes	400,000	-	242,222	-
Asset-backed securities issued	747,883	-	382,257	-
Total borrowed funds	19,139,226	13,449,740	18,190,685	13,213,516
Maximum borrowings during the period (2)	19,710,901	13,799,710	19,710,901	13,799,710

Average Cost of Funds (3):
Agency RMBS	0.40%	0.36%	0.41%	0.34%
Non-Agency RMBS	1.54%	1.77%	1.63%	1.79%
CMBS	1.44%	1.54%	1.46%	1.56%
Exchangeable senior notes	5.62%	n/a	5.60%	n/a
Asset-backed securities issued	2.88%	n/a	2.85%	n/a
Unhedged cost of funds	0.88%	0.62%	0.81%	0.62%
Hedged cost of funds	1.66%	1.69%	1.62%	1.69%

Average Equity (4):	2,774,374	2,171,664	2,743,484	2,127,086
Average debt/equity ratio (average during period)	6.90x	6.19x	6.63x	6.21x
Debt/equity ratio (as of period end)	7.63x	6.30x	7.63x	6.30x

* Average amounts for each period are based on weighted month-end balances; all percentages are annualized.  For the three and six months ended June 30, 2013, the average balances are presented on an amortized cost basis.  The three and six months ended June 30, 2012 has been reclassified for comparative purposes.

(1) Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by our average of the amortized cost of the investments.  All yields are annualized.

(2) Amount represents the maximum borrowings at month-end during each of the respective periods.
(3) Average cost of funds is calculated by dividing annualized interest expense by our average borrowings.
(4) Average equity is calculated based on a weighted balance basis.